Exhibit 23.1
LETTERHEAD OF EIDE BAILLY LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion, in Form SB-2/A, of our audit report on the financial statements of Ozark Ethanol, LLC, as of August 31, 2006, and for the years ended August 31, 2006 and 2005, and for the period from September 24, 2003 (inception) through August 31, 2006 as part of Ozark Ethanol, LLC’s Amended Registration Statement on Form SB-2/A, and to the reference to our firm therein.

Minneapolis, Minnesota February 7, 2007